Ex-99.B9(h)
                              Amendment No. 3 to the
                            Transfer Agency Agreement

      This Amendment is made as of this day of August, 1993, to the Transfer Agency Agreement between Nations Fund Trust (the "Trust") and NationsBank of Texas, N.A. (the "Transfer Agent") dated as of April 25, 1992, as amended (the "Agreement")

      WHEREAS, the Agreement provides for the Transfer Agent to act as transfer agent, registrar and dividend disbursing agent for the Trust Shares (as therein defined) of twenty-three portfolios of the Trust; and

      WHEREAS, the Trust desires that the Transfer Agent serve in such capacities with respect to ten additional portfolios of the Trust, and the Transfer Agent is willing to furnish such services;

      NOW, THEREFORE, the parties agree as follows:

      1. The Trust hereby appoints and constitutes the Transfer Agent as transfer agent, registrar and dividend disbursing agent for the Trust A and Trust B Shares of Nations Equity Index Fund, Nations Short-Term Municipal Income Fund, Nations Florida Municipal Bond Fund, Nations Georgia Municipal Bond Fund, Nations Maryland Municipal Bond Fund, Nations North Carolina Municipal Bond Fund, Nations South Carolina Municipal Bond Fund, Nations Tennessee Municipal Bond Fund, Nations Texas Municipal Bond Fund and Nations Virginia Municipal Bond Fund, and the Transfer Agent accepts such appointments and agrees to perform the duties set forth in the Agreement.

      2. The names "Nations Fund Trust" and "Trustees of Nations Fund Trust" refer respectively to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated May 6, 1985 which is hereby referred to and a copy of which is on file at the office of the State Secretary of The Commonwealth of Massachusetts and at the principal office of the Trust. The obligations of "Nations Fund Trust" entered into in the name or on behalf thereof by any of the Trustees, officers, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders, representatives or agents of the Trust personally, but bind only the Trust Property (as defined in the Declaration of Trust), and all persons dealing with a Fund's Trust Shares of the Trust must look solely to the Trust Property belonging to such Fund's Trust Shares for the enforcement of any claims against the Trust.

      3. There is substituted for Schedule A to the Agreement the Schedule A attached hereto.

      4. In all other respects the Agreement is confirmed.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    NATIONS FUND TRUST


                                    By /s/ A Max Walker
                                       ---------------------
                                       A Max Walker
                                       Chairman of the Board


NATIONSBANK OF TEXAS, N.A.

By____________________________
   Name:
   Title:

                                    SCHEDULE A

Fund

Nations Government Money Market Fund
Nations Tax Exempt Fund
Nations Value Fund
Nations Capital Growth Fund
Nations Emerging Growth Fund
Nations Equity Index Fund
Nations Balanced Assets Fund
Nations Short-Intermediate Government Fund
Nations Managed Bond Fund*
Nations Short-Term Income Fund
Nations Short-Term Municipal Income Fund
Nations Diversified Income Fund
Nations Strategic Fixed Income Fund
Nations Mortgage-Backed Securities Fund
Nations Adjustable Rate Government Fund
Nations Municipal Income Fund
Nations Intermediate Municipal Bond Fund
Nations Florida Intermediate Municipal Bond Fund
Nations Florida Municipal Bond Fund
Nations Georgia Intermediate Municipal Bond Fund
Nations Georgia Municipal Bond Fund
Nations Maryland Intermediate Municipal Bond Fund
Nations Maryland Municipal Bond Fund
Nations North Carolina Intermediate Municipal Bond Fund
Nations North Carolina Municipal Bond Fund
Nations South Carolina Intermediate Municipal Bond Fund
Nations South Carolina Municipal Bond Fund
Nations Tennessee Intermediate Municipal Bond Fund
Nations Tennessee Municipal Bond Fund
Nations Texas Intermediate Municipal Bond Fund
Nations Texas Municipal Bond Fund
Nations Virginia Intermediate Municipal Bond Fund
Nations Virginia Municipal Bond Fund